Exhibit A

Washington Real Estate Investment Trust

OFFICE BUILDING LEASE

BY AND BETWEEN

Washington Real Estate Investment Trust

as Landlord

and
Thorium Power, Inc.
as Tenant

ATTACHMENTS:
EXHIBIT A PLAN
EXHIBIT B LANDLORD’S WORK
EXHIBIT C MEMORANDUM OF LEASE COMMENCEMENT DATE

WASHINGTON REAL ESTATE INVESTMENT TRUST

OFFICE BUILDING LEASE

THIS AGREEMENT OF LEASE is made this 14 day of August, 2001 by and between the Washington Real Estate Investment Trust, hereinafter called Landlord, and Thorium Power INC. hereinafter Tenant.

WITNESSETH:

ARTICLE I. PREMISES

1.1. In consideration of the rent hereinafter reserved and of the covenants hereinafter contained. Landlord hereby leases and demises as Tenant, and Tenant hereby leases from Landlord, Suites 202 and 204, hereby deemed to contain approximately 2,093 square feet of rentable area measured in accordance with the Greater Washington Commercial Association of Realtors Standard Method of Measurement, on the second floor of the building located at 1901 Pennsylvania Avenue, NW, Washington. DC 20006 (“Building”) which space is hereinafter referred to as the Premises. The foregoing approximation of square footage shall in no affect the Basic Annual Rent hereunder should any variance be found to exist between the approximation and the actual square footage. The Premises are identified on Exhibit “A”, which is attached hereto and incorporated herein for all purposes. The lease of the Premises includes the right, together with other tenants of the Building and members of the public, to use the common areas of the Building, but includes no other rights not specifically set forth herein Landlord reserves the right to modify the size, location, arrangement, finish and other features of the common areas of the Building.

ARTICLE II. TERM

2.1. The Lease Term shall be for five (5) years and zero (0) months (“Term”). The Lease Term shall commence on the date Landlord delivers possession of the Premises to Tenant (“Lease Commencement Date”). It is presently anticipated that the Premises will be delivered to Tenant on or about September 1, 2001 (“Anticipated Occupancy Date”). If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be extended to include the partial month in which the Lease Commencement Date occurs. The date on which the Lease Term expires shall be the Lease Expiration Date.

2.2. If Landlord is unable to give possession of the Premises on or about the Anticipation Occupancy Date by reason of the holding over or retention of possession of any tenant or occupant, or if repairs, improvements or decorations of the Premises, or of the Building of which the Premises form a part are not completed, or for any other reason, this Lease shall not be void or voidable and Landlord shall not be subject to any liability for the failure to give possession on the Anticipated occupancy Date. Under such circumstances the rent reserved and covenanted to be paid herein shall not commence until the possession of the Premises is given or the Premises are available for occupancy by Tenant, and no such failure to give possession on the Anticipated Occupancy Date shall in any other respect affect the validity of this Lease or the obligations of Tenant hereunder, nor shall same be consumed in any way to extend the Lease Term. If permission is given to Tenant to possess the Premises prior to the Anticipated Occupancy Date, Tenant covenants and agrees that such occupancy shall be deemed to be under all the terms, covenants, conditions and provisions of this Lease.

2.3. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate substantially in the form of Exhibit C hereto and incorporated herein for all purposes affirming the Lease Commencement Date and the Lease Expiration Date.

ARTICLE III. RENT

3.1. Tenant agrees to pay during the term hereof a Basic Annual Rent of Sixty-Six Thousand Two Hundred Thirteen and 00/100 Dollars ($66,213,00). (hereinafter called the “Basic Annual Rent”) payable without deduction, set off, abatement, demand or counterclaim, in equal monthly installments of Five Thousand Five Hundred Seventeen and 75/100 Dollars ($5,517.75). Such Basic Annual Rent (and the monthly installments thereof) shall be adjusted annually pursuant to Section 3.3 hereof. Tenant shall pay the first installment on the execution of this Lease and the remaining Installments in advance on the first day of each and every calendar month during the Lease Term (commencing with the second month of the Term).

3.2. All rent payments shall be made payable to xxRIT and delivered to Washington Real Estate Investment Trust, P.O. Box 79555, Baltimore, Maryland, 21279-0555 or to such other person and place as Landlord may hereafter designate in writing. Such rent payments shall be paid by check (subject to collection) drawn on a member bank of the Federal Reserve System. Fifth District. In the event any check is returned by Tenant’s bank, or in the event Tenant fails to make any payment of rent on such payment’s due date, Landlord shall have the right, at Landlord’s option, to require that any or all subsequent payments be made by certified funds or cashier’s check.

3.3 On the first day of the second Lease Year (as hereinafter defined) and on the first day of every Lease Year thereafter during the Lease Term, the Basic Annual Rate shall be increased by two and 50/100 percent (2.5%) of the preceding Lease Year’s Basic Annual Rent.

3.4 Tenant shall pay to Landlord as additional rent two and 15/100 percent (2.15%) (being the stipulated proportion which the rentable area of the Premises bears to the total rentable area of the Building) of the increase in real estate taxes (including special assessment, if any, and any other taxes now or hereafter imposed which are in the nature of or in substitution for real estate taxes) levied on the Building and the land (the “Land”) on which the Building is situated over the “Base Real Estate Taxes.” In the event the rentable area of the Building is increased or decreased, the Tenant’s proportionate share will be recalculated and adjusted. Tenant’s proportionate share of real estate taxes shall be percentage set forth above, except as follows: If any space in the Building is leased to a tenant who creates an exemption from real estate taxes so as to reduce the Building’s total cost of the same in proportion to that tenant’s rentable area, then the rentable area or such tenant’s space shall be excluded from the rentable area of the Building for the purpose of determining Tenant’s percentage share or real property taxes. For purposes hereof, the Base Real Estate Taxes are stipulated to be the amount of real estate taxes actually incurred by Landlord with respect to the Building and the Land during calendar year 2001.

(a) In the event that the actual real estate taxes for any calendar year during the Term exceed the Base Real Estate Taxes set out above, commencing September 1, 2002 and thereafter, Tenant shall pay its proportionate share of the increase in the real estate taxes for such year over the Base Real Estate Taxes. Any increase payable by Tenant under this provision shall be deemed additional rent.

(b) Prior to each January 1st during the Term, Landlord shall provide Tenant a comparison of the Base Real Estate Taxes and the projected real estate taxes for the coming year. Commencing each January 1st during the Term, Tenant shall pay monthly as additional rent, one-twelfth (1/12th) of Tenant’s proportionate share of any projected increase in the annual real estate taxes over the Base Real Estate Taxes. Landlord shall, within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year, provide Tenant a statement of such year’s actual real estate taxes, showing the actual increase, if any, in the real estate taxes over the Base Real Estate Taxes. However, Landlord’s failure to provide any statement within the time specified shall in no way excuse Tenant from its obligation to pay its proportionate share or constitute a waiver of Landlord’s right to bill and collect such proportionate share. Within fifteen (15) days after Tenant’s receipt of said statement, Tenant shall pay Landlord Tenant’s proportionate share of the excess, if any, of actual real estate taxes over the projected real estate taxes. If the amount paid by Tenant during the previous year exceeded Tenant’s share of actual real estate taxes for the year, the excess shall be credited towards any amounts then due Landlord or accruing thereafter and if no amounts are due Landlord or will accrue thereafter, then such excess shall be refunded to Tenant.

(c) Reasonable expenses incurred by Landlord in obtaining or attempting to obtain a reduction of real estate taxes shall be added to and included in the annual statement of real estate taxes. Real estate taxes which are being contested by Landlord shall nevertheless be included for purposes of the computation of the liability of Tenant under this Section; provided, however, that in the event that Tenant shall have paid any amount of additional rent pursuant to Section 3.4 and Landlord shall thereafter receive a refund of any portion of the real estate taxes on which such payment was based, Landlord shall pay to Tenant its proportionate share of such refund less any costs incurred in obtaining same. Landlord shall have no obligation to contest, object to, or litigate the levying or imposition of any real estate taxes and may settle, compromise, consent to, waive, or otherwise determine in its discretion any real estate taxes without consent or approval of Tenant.

3.5 Tenant shall pay to Landlord as additional rent two and 54/100 percent (2.54%) (being the stipulated proportion which the rentable area of the Premises bears to the total rentable office area of the Building) of the increase in Operating Expenses during the Term over Initial Operating Expenses. In the event the gross leasable area of the Building is increased or decreased, then Tenant’s Operating Expenses percentage shall be recalculated and adjusted. Tenant’s proportionate share of Operating Expenses shall be the percentage set forth above, except as follows: If any space in the Building is leased to a tenant who is separately responsible for paying the cost of a service that would otherwise be included in Operating Expenses, the rentable area of such tenant’s space shall be excluded from the rentable area of the Building for the purpose of determining Tenant’s percentage share of the balance of the cost of such services. Additionally, if any space in the Building is leased to a tenant who creates an exemption from any category of Operating Expenses so as to reduce the Building’s total cost of the same in proportion to that tenant’s rentable area, then the rentable area of such tenant’s space shall be excluded from the rentable area of the Building for the purpose of determining Tenant’s percentage share of such category of Operating Expenses.

(a) “Operating Expenses,” as that term is used herein, shall mean all expenses, costs and disbursements (but not replacement of capital investment items or specific costs billed to and paid by specific tenants) of every kind and nature which Landlord shall pay or become obligated to pay because of or in connection with the ownership, management, repair and operation of the Building including, but not limited to, the following:

(i) Cost of wages and salaries of all employees engaged in the operations and maintenance of the Building, including taxes, insurance and benefits;

(ii) Cost of all supplies and materials used in the operation, maintenance and repair of the Building;

(iii) Cost of all utilities (including surcharges) including, but not limited to, water, sewer, electricity, heating, lighting, air conditioning and ventilating for the Building, but excluding electricity separately paid for by individual tenants;

(iv) Cost of all maintenance and service agreements for the Building and the equipment used therein including, but not limited to, access control and energy management services, security of the Building, window cleaning, elevator maintenance and janitorial service;

(v) Cost of insurance relating to the Building, including, but not limited to, the cost of casualty and liability insurance applicable to the Building and Landlord’s personal property used in connection therewith;

(vi) Cost of repairs and general maintenance (excluding repairs and general maintenance paid for by the proceeds of insurance, or by Tenant or third parties;

(vii) management fee of three percent (3%) of the gross revenues of the building;

(viii) Cost of any additional service provided by Landlord in the prudent management of the Building including any service not provided at the Lease Commencement date but thereafter provided by Landlord;

(ix) Cost of audit and accounting services;

(x) Cost of any capital improvements made to the Building after the Lease Commencement Date that, in Landlord’s reasonable judgment are intended to reduce other operating expenses or are required under any governmental law or regulation, such cost thereof to be amortized over such reasonable period as Landlord shall determine.

(b) Operating Expenses shall not include the following:

(i) costs of capital improvements other than as set forth in clause (x) above;

(ii) ground rent and interest on and amortization of mortgages;

(iii) Landlord’s income, excise or franchise taxes;

(iv) salaries of Landlord’s employees not engaged in the operation, management, maintenance or repair of the Building;

(v) legal fees incurred in connection with the leasing of the Building or in connection with disputes with other tenants relating to the collection of rent and similar matters not benefiting the tenants of the Building generally;

(vi) leasing commissions, advertising expenses and other such expenses incurred in leasing or marketing the space within the Building.

(c) Operating Expenses for each calendar year shall be those actually incurred, provided however, that (i) if the Building was not at least ninety percent (90%) occupied during the entire calendar year, the Operating Expenses shall be adjusted to project the Operating Expenses as if the Building were ninety percent (90%) occupied, and (ii) Landlord shall bear the percentage of Operating Expenses allocable to unleased space within the Building.

(d) For purposes hereof, the Initial Operating Expenses are stipulated to be the amount of Operating Expenses actually incurred by Landlord during calendar year 2001.

(e) In the event that the actual Operating Expenses for any calendar year during the Term exceed the Initial Operating Expenses set out above, commencing September 1, 2002 and thereafter, Tenant shall pay its proportionate share of the increase in Operating Expenses for such year over the Initial Operating Expenses. Any increase payable by Tenant under this provision shall be deemed additional rent.

(f) Prior to each January 1st during the Term, Landlord shall provide Tenant a comparison of the Initial Operating Expenses and the projected Operating Expenses for the coming year. Commencing each January 1st during the Term, Tenant shall pay monthly as additional rent, one twelfth (l/12th) of Tenant’s proportionate share of any projected increase in the Operating Expenses over the Initial Operating Expenses. Landlord shall, within ninety (90) days (or as soon thereafter as possible) after the close of each calendar year, provide Tenant a statement of such year’s actual Operating Expenses, showing the actual increase, if any, in Operating Expenses over the Initial Operating Expenses. However, Landlord’s failure to provide any statement within the time specified shall in no way excuse Tenant from its obligation to pay its proportionate share or constitute a waiver of Landlord’s right to bill and collect such proportionate share. Within fifteen (15) days after Tenant’s receipt of said statement, Tenant shall pay Landlord Tenant’s proportionate share of the excess, if any, of actual Operating Expenses over the projected Operating Expenses. If the amount paid by Tenant during the previous year exceeded Tenant’s share of actual Operating Expenses for the year, the excess shall be credited towards any amounts then due Landlord or accruing thereafter, and if no amounts are due Landlord or will accrue thereafter, then such excess shall be refunded to Tenant.

3.6. Should this lease commence or terminate at any time other than the last day of a calendar year, the amounts due as additional rent pursuant to Sections 3.4 and 3.5 for the commencement or termination year only shall be prorated by the following fraction.

Days Under Lease
365

3.7. For a period of 180 days following the date on which Landlord delivers to Tenant the statement of actual Operating Expenses or real estate taxes as provided in Sections 3.4 and 3.5 hereof, Tenant at its expense shall have the right during Landlord’s business hours to examine Landlord’s books and records relating to the Operating Expenses and real estate taxes of the Building for the year to which such statement relates; or, at Landlord’s sole discretion, Landlord will provide Tenant with an audited statement. If Tenant shall not request an audit in accordance with the provisions of this Section 3, within ninety (90) days of receipt of Landlord’s statement, such statement shall be conclusive and binding on Tenant. In the event Tenant elects to audit Landlord’s statement(s), such audit must be conducted by an independent nationally recognized accounting firm that is not being compensated by Tenant on a contingency basis. Additionally, Tenant must keep all information it obtains from Landlord’s books and records in strictest confidence and Tenant shall cause its auditor to be similarly bound.

3.8. Tenant’s obligation to pay the amounts due as rent pursuant to this Lease shall survive any expiration or termination of this Lease by lapse of time or otherwise.

3.9. The term “Lease Year” shall mean each period of twelve (12) consecutive months commencing on the Lease Commencement Date, except that if the Lease Commencement Date is not the first day of a month, then the first Lease Year shall commence on the Lease Commencement Date and shall continue for the balance of the month in which the Lease Commencement Date occurs and for a period of twelve (12) calendar months thereafter and subsequent Lease Years shall commence on the day following the last day of the preceding Lease Year.

3.10. If the Lease Term begins on other than the first day of a month, Basic Annual Rent from such date until the first day of the next month shall be prorated on the basis of the actual number of days in such month and shall be payable in advance.

3.11. All costs and expenses other than Basic Annual Rent which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed to be “additional rent” and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies provided for in the case of nonpayment of rent, including assessment of interest and late fees. Basic Annual Rent and additional rent are sometimes referred to collectively herein as “rent”.

3.12. Tenant agrees to pay to Landlord, as additional rent, a late fee equal to five percent (5%) of any amount due for monthly rent or other payments due hereunder if said payments have not been received by Landlord within five (5) days of the due date. In addition, if Landlord does not receive such payment within thirty (30) days of such payment’s due date, then such payment and late charge shall bear interest at the rate per annum equal to the greater of (a) eighteen percent (18%) per annum; provided, however, such rate is not usurious or (b) the highest non-usurious rate permitted under the laws of the jurisdiction where the Building is located from the date such payment was due to the date of payment thereof. Such late charge and interest shall constitute additional rent due hereunder, shall be paid with the next monthly installment of Basic Annual Rent coming due hereunder, and shall be in addition to, and not in lieu of, all other rights and remedies provided to Landlord in this Lease, at law, or in equity.

ARTICLE IV. TENANT’S TAXES

4.1. In the event that any business, rent or other taxes, or any governmental charges that are now or hereafter levied upon Tenant’s use or occupancy of the Premises or Tenant’s business at the Premises are enacted, changed or altered so that any of such taxes are levied against Landlord, or the mode of collection of payment of such taxes, Tenant shall pay any and all such taxes to Landlord upon written demand from Landlord.

ARTICLE V. SECURITY DEPOSIT

5.1. Tenant agrees to pay to Landlord at the signing of this Lease five thousand five hundred seventeen and 75/100 Dollars ($5,517.75) (“Security Deposit”) as security for compliance with the terms of this Lease. Upon the occurrence of any Event of Default by Tenant, Landlord may, from time to time in its sole discretion, without prejudice to any other remedy, use and apply the Security Deposit to the extent necessary to make good any arrearages of rent and any other damage, injury, expense or liability suffered by Landlord by such Event of Default. Following any such application of the Security Deposit, Tenant shall pay to Landlord on demand as additional rent the amount so applied in order to restore the Security Deposit to its original amount. Within approximately forty-five (45) days after the Lease Expiration Date and after the Premises have been timely vacated in good order and repair and inspected and the keys returned to Landlord, then Landlord shall return said Security Deposit to Tenant, without interest, less such portion of the Security Deposit as Landlord shall have used to satisfy Tenant’s obligations under this Lease. If Landlord transfers the Security Deposit to any transferee of the Building or Landlord’s interest therein, then said transferee shall be liable to Tenant for the return of the Security Deposit, and Landlord shall be released from all liability for the return of the Security Deposit. The holder of any mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit. If an Event of Default under this Lease shall occur more than two (2) times within any twelve-month period, irrespective of whether or not such Event of Default is cured, then, without limiting Landlord’s other rights and remedies provided for in this Lease or at law or equity, the Security Deposit shall automatically be increased by an amount equal to the greater of: (a) three (3) times the original Security Deposit, or (b) three (3) months’ Basic Annual Rent, at the then current amount, which shall be paid by Tenant to Landlord within ten (10) days of Landlord’s demand therefor.

ARTICLE VI. USE OF PREMISES

6.1. Tenant shall use and occupy the Premises solely for executive and general offices and only in accordance with the uses permitted under applicable zoning and other municipal regulations and for no other purpose whatsoever. Tenant will not use or occupy the Premises for any disorderly, unlawful or extra hazardous purposes, or for any purpose that will constitute waste, nuisance or unreasonable annoyance to Landlord or other tenants of the Building, or for any purpose prohibited in the rules and regulations promulgated by Landlord. Tenant acknowledges that a use that on a regular basis attracts a large number of people would cause unreasonable annoyance to Landlord and other tenants of the Building. Tenant agrees, at Tenant’s expense, to comply with all present and future laws, ordinances, regulations and orders of the United States of America, the state in which the Premises are located and any other public or quasi-public authority having jurisdiction over the Building.

6.2. Tenant shall obtain, at Tenant’s sole expense, any initial certificate of occupancy and/or any other permits, approvals and licenses required at the time of the commencement of the Lease Term. Any amended or substitute certificate of occupancy necessitated by Tenant’s particular use of the Premises or any alterations made by Tenant in the Premises shall be obtained by Tenant at Tenant’s sole expense. Tenant shall obtain and keep current such certificates, permits, approvals and licenses at Tenant’s own expense and shall promptly deliver a copy thereof to Landlord.

ARTICLE VII. ENVIRONMENTAL COVENANTS

7.1. Tenant, its employees, agents, contractors and invitees shall, at Tenant’s own expense, comply with all Environmental Laws, as herein defined, in connection with its use and occupancy of the Premises and shall obtain, maintain and comply with all necessary environmental permits, approvals, registrations and licenses.

7.2. Tenant, its employees, agents, contractors and invitees shall not use, generate, release, manufacture, treat, refine, produce, process, store, dump or dispose of any Hazardous Substance, as herein defined, on, under, or about the Premises, the Building, or the Land or transport to or from the Premises any Hazardous Substance. Notwithstanding anything to the contrary contained in this Section 7.2, Tenant may use and store within the Premises such reasonable quantities of normal office products as are used by Tenant in the ordinary course of its business operations and which are customarily found in first-class offices; provided such reasonable quantities and use do not constitute a danger to the health of individuals or a danger to the environment and which are used, stored and disposed of in accordance with all applicable Environmental Laws.

7.3. Tenant shall, at Tenant’s own expense, make all submissions to, provide all information required by, and comply with all requirements of all governmental authorities (the “Authorities” or “Authority”) under the Environmental Laws. Tenant shall provide Landlord with copies of any environmental audit prepared by or for Tenant with respect to the Premises and any report(s) or filing(s) made by Tenant with any Authority.

7.4. Should Landlord, any Authority or any third party demand that a clean-up plan be prepared and that a clean-up be undertaken because of any deposit, spill, discharge, or other release of Hazardous Substances that occurs as a result of Tenant’s use or occupancy of the Premises, then Tenant shall, at Tenant’s own expense, prepare and submit to Landlord and any applicable Authority the required plans and all related bonds and other financial assurances, and Tenant shall carry out all such clean-up plans following their approval by Landlord and all applicable Authorities.

7.5. Tenant shall promptly provide all information regarding the use, generation, storage, transportation, or disposal of Hazardous Substances that is requested by Landlord. If Tenant fails to fulfill any duty imposed under this ARTICLE VII within ten (10) days, Landlord may fulfill such duty on behalf of Tenant, at Tenant’s cost and expense; and in such case, Tenant shall cooperate with Landlord in order to prepare all documents Landlord deems necessary or appropriate to determine the applicability of the Environmental Laws to the Premises and Tenant’s use thereof, and for compliance therewith, and Tenant shall execute all documents promptly upon Landlord’s request. No such action by Landlord and no attempt made by Landlord to mitigate damages under any Environmental Law shall constitute a waiver of any of Tenant’s obligations under this ARTICLE VII.

7.6. Tenant shall immediately notify Landlord in writing of any release or discharge of any Hazardous Substance, whether or not the release is in quantities that would require under law the reporting of such release to a governmental or regulatory agency.

7.7. Tenant shall also immediately notify Landlord in writing of, and shall contemporaneously provide Landlord with a copy of:

(a) Any written notice of release of Hazardous Substances in the Premises that is provided by Tenant or any subtenant or other occupant of the Premises to a governmental or regulatory agency;

(b) Any notice of a violation, or a potential or alleged violation, of any Environmental Law that is received by Tenant or any subtenant or other occupant of the Premises from any governmental or regulatory agency;

(c) Any inquiry, investigation, enforcement, cleanup, removal, or other action that is instituted or threatened by a governmental or regulatory agency against Tenant or any subtenant or other occupant of the Premises and that relates to the release or discharge of Hazardous Substances on or from the Premises;

(d) Any claim that is instituted or threatened by any third party against Tenant or any subtenant or other occupant of the Premises and that relates to any release or discharge of Hazardous Substance on or from the Premises; and

(e) Any notice of the loss of any environmental operating permit by Tenant or any subtenant or other occupant of the Premises.

7.8. Landlord shall have the right, but not the obligation, at all times during the Lease Term to (1) inspect the Premises; (2) enter upon the Premises to conduct tests and investigations and take samples to determine whether Tenant is in compliance with the provisions of this ARTICLE VII, or as otherwise necessary; and (3) request lists of all Hazardous Substances used, stored or located on the Premises. The cost of all such inspections, tests and investigations shall be borne by Tenant.

7.9. Tenant’s obligations and liabilities under this ARTICLE VII shall survive the expiration or early termination of the Lease. For purposes of this ARTICLE VII, the Building shall include the Land.

7.10. Tenant shall indemnify, defend, protect and hold harmless Landlord, the manager of the Building, and their respective officers, directors, trustees, beneficiaries, shareholders, partners, agents and employees from all fines, suits, procedures, claims, and actions of every kind, and all costs associated therewith (including without limitation, attorneys’ and consultants’ fees and the costs of investigation and settlement of any claims) arising out of or in any way connected with (1) any deposit, spill, discharge, or other release of Hazardous Substances which arises at any time from Tenant’s, its employees’, agents’, contractors’, or invitees’ use or occupancy of the Premises or the Building; (2) any failure to provide all information, make all submissions and take all steps required by all Authorities under the Environmental Laws; and (3) Tenant’s, its employees’, agents’, contractors’ or invitees’ breach of this Article VII, whether or not Tenant has acted negligently with respect to such Hazardous Substances.

7.11. As used in this ARTICLE VII, the term “Hazardous Substances” means:

(a) any substance designated pursuant to Section 311 (b)(2)(A) of the Federal Water Pollution Control Act;

(b) any element, compound, mixture, solution or substance designated pursuant to Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act;

(c) any hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Solid Waste Disposal Act;

(d) any toxic pollutant listed under Section 307(a) of the Federal Water Pollution Control Act;

(e) any hazardous air pollutant listed under Section 112 of the Clean Air Act;

(f) any imminently hazardous chemical substance or mixture with respect of which the Administrator of the United States Environmental Protection Agency has taken action pursuant to Section 7 of the Toxic Substances Control Act; and

(g) any substance, waste or other material considered hazardous, dangerous or toxic under any state, local or federal law, code, ordinance or regulation.

(h) petroleum and petroleum products, including crude oil or any fraction thereof, which is not specifically listed or designated as a Hazardous Substance under subsection 7.11 (a) through (g) of this ARTICLE VII, as well as natural gas, natural gas liquids, liquefied natural gas and synthetic gas usable for fuel and mixtures of natural gas and such synthetic gas.

7.12. As used in this ARTICLE VII, the term “Environmental Laws” shall mean and refer to the entirety of the federal acts, portions of which are referenced in Section 7.11, and all other federal and all state and local laws, codes, ordinances, rules regulations, and directives governing the discharge, emission or disposal of any pollutant in, to or from the Premises or the Building or other premises or the environment and prescribing methods for storing, handling or otherwise managing Hazardous Substances and wastes including, but not limited to, the then current versions of the following federal statutes, their state analogs, and the regulations implementing them: the Resource Conservation and Recovery Act (42 U.S.C. 6901 et seq.), the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. 9601 et seq.), the Clean Water Act (33 U.S.C. 1251 et seq.), the Clean Air Act (42 U.S.C. 7401 et seq.), and the Toxic Substances Control Act (15 U.S.C. 2601 et seq.).

ARTICLE VIII. MAINTENANCE OF PREMISES BY TENANT

8.1. Tenant shall not in any manner deface or injure the Premises or the Building and will pay the cost of repairing any damage or injury done to the Premises or the Building or any part thereof by Tenant or Tenant’s employees, agents, contractors or invitees. Tenant agrees that it will keep the Premises and the fixtures therein in clean, safe, sanitary and good order and condition and will, at the expiration or other termination of the Term hereof, remove all goods and effects not the property of Landlord and surrender and deliver up the same broom clean to Landlord, including keys, locks and other fixtures connected therewith, in like good order and condition as the same now is or shall be at the commencement of the Lease Term, ordinary wear and tear and damage by the elements, fire, and other unavoidable casualty excepted.

8.2. Maintenance and repair of equipment such as kitchen fixtures, separate air conditioning equipment, or any other type of special equipment, whether installed by Tenant or by Landlord on behalf of Tenant, shall be the sole responsibility of Tenant and Landlord shall have no obligation in connection therewith.

8.3. In the event a balcony is part of the Premises, Tenant agrees to keep the balcony in clean, safe, sanitary and broom-clean condition. Tenant shall not place or put any furniture or other items on the balcony without Landlord’s prior written consent, except for an antenna, which Tenant may install pursuant to the terms of a separate agreement to be entered into between Landlord and Tenant containing Landlord’s rules and regulations regarding antennae. In the event Tenant fails to obtain Landlord’s prior written consent, Landlord shall have the right to remove all such furniture or other items not approved by Landlord. Tenant shall not use the balcony for cooking purposes. Landlord shall have no liability for any person or any furniture or other item that may fall from the balcony, and Tenant shall indemnify and hold Landlord, its employees and agents harmless from and against all costs, claims, liabilities, fines, suits, expenses, and damages of any kind (including reasonable attorneys’ fees) resulting therefrom.

ARTICLE IX. LANDLORD SERVICES

9.1. Landlord covenants and agrees that it will without additional charge, furnish (a) building standard heat and air conditioning to maintain the Premises at a reasonably comfortable temperature between the hours of 8:00 A.M. and 6:00 P.M., Monday through Friday of each week, and between the hours of 8:00 A.M. and 1:00 P.M. on Saturday of each week, except holidays recognized by the U.S. Government; (b) electricity for lighting purposes, and normal office use operations, excluding, however, any equipment requiring heavier than normal office use of utilities, (c) elevator services; and (d) janitorial and char services from 6:00 P.M to 10:00 P.M. Monday through Friday of each week, except holidays recognized by the U.S. Government. It is also agreed that if Tenant requires air conditioning, heat or janitorial and char services beyond the foregoing normal hours of operation of the Building, and provided arrangements are made with Landlord’s managing agent, Landlord will furnish such services and Tenant shall pay as additional rent the cost thereof at the price stipulated by Landlord from time to time.

9.2. It is agreed that Landlord shall not be liable in any way for any failure to furnish or in any way for any damage or inconvenience caused by the cessation or interruption of such heating, air conditioning, electricity, elevator, janitor or char services caused by fire, accidents, strikes, breakdowns, necessary maintenance, alterations, repairs, scarcity of labor or materials, acts of God or any other causes. It is further agreed that any such failure or inability to furnish the utilities or services required hereunder shall not be considered an eviction, actual or constructive, of Tenant from the Premises, and shall not entitle Tenant to terminate this Lease or to an abatement of rent payable hereunder.

ARTICLF X. LIABILITY OF LANDLORD

10.1. Landlord, its employees and agents shall not be liable to Tenant, its employees, agents, invitees or any other person or entity claiming through Tenant for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever, including without limitation the following: (a) repair to any portion of the Premises or the Building; (b) interruption in the use of the Premises or any equipment therein; (c) any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; (d) termination of this Lease by reason of damage to the Premises or the Building; (e) fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; (f) actions of any other tenant of the Building or of any other person or entity; (g) failure or inability of Landlord to furnish any utility or service specified in this Lease; and (h) leakage in any part of the Premises or the Building, or from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. All personal property stored or placed by Tenant or its employees, agents, invitees or any other person or entity claiming through Tenant in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be held responsible therefor. Landlord shall not be liable in damages, nor shall this Lease be affected, for conditions arising or resulting from the construction of contiguous premises, which may affect the Building of which the Premises are a part. Landlord assumes no liability or responsibility whatsoever with respect to the conduct and operation of the business to be conducted in the Premises. For purposes of this Section, the term “Building” shall be deemed to include the Land. Notwithstanding the foregoing, Landlord shall not be released from liability to Tenant for any physical injury to any natural person caused solely by Landlord’s, or its employees’ or agents’ gross negligence or willful misconduct except to the extent covered by ARTICLE XVIII of this Lease.

10.2. Tenant shall indemnity and hold Landlord, its employees and agents harmless from and against all costs, damages, claims, demands, liabilities, fines, suits, actions, proceedings, orders, decrees, judgments, expenses and damages of any kind and nature (including without limitation attorneys’ fees and the costs of investigation and settlement of any claims) asserted by or on behalf of any person, entity or governmental authority against landlord, directly or indirectly, based on or arising out of (a) Tenant’s use and occupancy of the Premises or the business conducted by Tenant therein, (b) any act or omission of Tenant or any employee, agent, or invitee of Tenant in or on the Premises, and/or (c) any accident, injury or damage whatsoever to any person, or line property of any person, occurring in or on the Premises unless the same was caused by the sole gross negligence or willful misconduct of Landlord, its employees or agents.

10.3. Tenant and all those claiming by, through or under Tenant shall store their property in and shall occupy and use the Premises and any improvements therein and appurtenances thereto and all other portions of the Building solely at their own risk, and Tenant and all those claiming by, through or under Tenant hereby release Landlord, to the full extent permitted by law, from all claims of every kind, including loss of life, personal or bodily injury, damage to merchandise, equipment, fixtures or other property, or damage to business or for business interruption arising directly or indirectly, out of or from or on account of such occupancy and use or resulting from any present or future condition or state of repair thereof.

10.4. Landlord shall not be responsible or liable at any time to Tenant, or to those claiming by, through or under Tenant, for any loss of life, bodily or personal injury, or damage to property or business or for business interruption that may be occasioned by or though the acts, omissions or negligence of any other persons or any other tenants or occupants of any portion of the Building.

10.5. Landlord shall not be responsible or liable at any time for any defects, latent or otherwise, in the Building or any of the equipment, machinery, utilities, appliances or apparatus therein, nor shall Landlord be responsible or liable at any time for loss of life or injury or damage to any person or to any property or business of Tenant, or those claiming by, through or under Tenant, caused by or resulting from the bursting, breaking, exploding, leaking, running seeping, overflowing or backing up of water, steam, gas, sewage, snow or ice in any part of the Premises or the Building or caused by or resulting from acts of God or the elements, or resulting from any defect or negligence by third parties in the occupancy, construction, operation or use of any buildings or improvements in the Building, including the Premises.

10.6. Tenant shall give prompt notice to Landlord in case of fire or other casualty or accidents in the Premises or in the Building of any defects therein or in any of its fixtures, machinery or equipment.

10.7. If any landlord hereunder transfers the Building or such landlord’s interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring on or after the date of such transfer.

10.8. Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant’s sole remedy for recovering upon such claim against Landlord shall be to institute an independent action against Landlord. Tenant shall not seek the consolidation of any such action brought by Tenant with any action brought by Landlord hereunder.

10.9. If permitted by law, Landlord shall have the right at any time and from time to time during the Term to either continue to contract for service from the current utility service provider or contract for service from a different company or companies providing utility service each such company shall hereinafter be referred to as an “Alternate Service Provider”. Tenant shall cooperate with Landlord, the utility service provider, and any Alternate Service Provider at all times and, as reasonably necessary, shall allow Landlord, utility service provider, and any Alternate Service Provider reasonable access to the Property’s pipes, electric lines, feeders, risers, wiring, and any other machinery within the Premises. Landlord shall in no way be liable or responsible for any loss, damage, or expense that Tenant may sustain or incur by reason of any change, failure, interference, disruption, or defect in the supply or character of the utility service furnished to the Premises, or if the quantity or character of the utility service supplied by the utility service provider or any Alternate Service Provider is no longer available or suitable for Tenant’s requirements, and no such change, failure, defect, unavailability, or unsuitability shall constitute an actual or constructive eviction, in whole or in part, or entitle Tenant to any abatement or diminution of rent, or relieve Tenant from any of its obligations under the Lease.

ARTICLE XI. SIGNS

11.1. Tenant further agrees that (a) no signs, advertisements or notices shall be inscribed, painted or affixed on any part of the outside or inside of the Premises or Building, except on the directories and doors of offices, and then only in such size, color and style as Landlord shall approve; (b) Landlord has the right to prohibit any advertisement of Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a Building for offices or for financial, insurance or other institutions and businesses of like nature, and upon written notice from Landlord, Tenant shall refrain from and discontinue such advertisement; (c)if any such sign or advertisement is nevertheless exhibited by Tenant, Landlord shall have the right to remove the same and Tenant shall be liable for any and all expenses incurred by Landlord in said removal; (d) Landlord shall have the right to prescribe the weight and method of installation and position of safes or other heavy fixtures or equipment and Tenant will not install in the Premises any fixtures, equipment or machinery that will place a load upon any floor exceeding the floor load per square foot area which such floor was designed to carry; and (e) all damage done to the Building by taking in or removing a safe or any other article of Tenant’s office equipment, or due to its being in the Premises, shall be repaired at the expense of Tenant. No freight, furniture or other bulky matter of any description will be received into the Building or carried in the elevators, except as approved by Landlord. All moving of furniture, material and equipment shall be under the direct control and supervision of Landlord, who shall, however, not be responsible for any damage to or charges for moving same. Tenant agrees promptly to remove from the public area adjacent to the Building any of Tenant’s merchandise there delivered or deposited. Tenant hereby agrees to purchase a door sign and directory strips in accordance with Landlord’s sign specifications.

ARTICLE XII. ALTERATIONS

12.1. Tenant accepts the Premises in its “AS IS” condition. Landlord is under no obligation to make any structural or other alterations, decorations, additions, improvements, renovations or other changes (collectively “Alterations”) in or to the Premises except as set forth in Exhibit B or otherwise expressly provided in this Lease.

12.2. Tenant will not make any Alterations, structural or otherwise, in or to the Premises or any part thereof nor install any equipment of any kind that will require any alterations or additions to the use of the water system, heating system, air conditioning system, ventilation system, electrical system or plumbing system, without the prior written consent of Landlord. At the time of Tenant’s request for Landlord’s consent to such Alterations, Tenant shall provide Landlord hard-lined architectural drawings and drawings on AUTOCAD disks. Any Alterations made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor and in accordance with plans and specifications approved in writing by Landlord. (d) in accordance with all applicable legal requirements and with all requirements of any insurance company insuring the Building or any portion thereof, including, but not limited to, compliance with Title FIII of The Americans with Disabilities Act of 1990, as amended; and (e) after completion of alterations Tenant shall obtain and deliver to Landlord written, unconditional waivers of mechanics’ and materialmen’s liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alterations. Landlord’s approval of the Alterations shall create no responsibility or liability on the part of Landlord for their completeness, design sufficiency or compliance with all codes, laws, rules and regulations of governmental agencies or authorities.

12.3. It is distinctly understood that all Alterations, including wall to wall carpeting, upon the Premises (whether with or without Landlord’s consent), shall, at the election of Landlord, remain upon the Premises and be surrendered with the Premises at the expiration of this Lease without disturbance, molestation or injury. Tenant will not use any floor adhesive in the installation of any carpeting. All interior and suite entry door locks shall be keyed to the Building’s master key. Should Landlord elect that Alterations upon the Premises be removed upon termination of this Lease or upon termination of any renewal period hereof, Tenant hereby agrees to cause same to be removed at Tenant’s sole cost and expense and should Tenant fail to remove the same, then and in such event Landlord may cause same to be removed at Tenant’s expense and Tenant hereby agrees to reimburse Landlord for the cost of such removal together with any and all damages which Landlord may suffer and sustain by reason of the failure of Tenant to remove the same.

12.4. Tenant shall be responsible for causing the Premises to comply with Title III of the Americans with Disabilities Act of 1990, as amended (“ADA”). Landlord shall be responsible for causing the common areas of the Building to comply with the ADA; provided, however, if Tenant makes any Alterations to the Premises which causes the common areas not to comply with the ADA, then Tenant shall be responsible for the cost of making all Alterations to the common areas of the Building required to correct such non-compliance. Tenant and Landlord acknowledge and agree that Landlord shall have full benefit of all rules, regulations and guidelines promulgated under the ADA, such as the guidelines which require a landlord only to make those alterations which are readily achievable.

ARTICLE XIII. SUBLETTING AND ASSIGNMENT

13.1. Tenant shall not assign this Lease or any of Tenant’s rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without Landlord’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord’s prior written consent. The consent of Landlord to any assignment or subletting shall not be construed as a waiver or release of Tenant from liability for the performance of all covenants and obligations to be performed by Tenant under this Lease. The transfer, whether a single transfer or multiple transfers, of fifty percent (50%) or more of the ownership interests of Tenant within a twelve (12) month period shall be deemed equivalent to an assignment or subletting requiring consent of Landlord. Any attempted assignment or subletting made without Landlord’s consent shall at the option of Landlord be deemed an Event of Default under this Lease. Landlord’s acceptance or collection of rent from any assignee, subtenant or occupant shall not be construed (a) as a consent to or acceptance of such assignee, subtenant or occupant as a tenant, (b) as a waiver by Landlord of any provision hereof, (c) as a waiver or release of Tenant from liability for the performance of any obligation to be performed under this Lease by Tenant, or (d) as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord’s prior written consent to any subsequent assignment, subletting or occupancy. Tenant hereby assigns to Landlord any rent due from any assignee, subtenant or occupant of Tenant as security for Tenant’s performance of its obligations pursuant to this Lease; provided, however, Tenant shall have the right to collect such rent as long as Tenant is not in Event of Default under the terms of this Lease. Tenant authorizes each such assignee, subtenant or occupant to pay such rent directly to Landlord if such assignee, subtenant or occupant receives written notice from Landlord specifying that such rent shall be paid directly to Landlord. In the event of Event of Default by any assignee of Tenant or any successor of Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such assignee or successor. Landlord may consent to subsequent assignments or subletting of this Lease or amendments or modifications to this Lease with assignees of Tenant, without notifying Tenant, or any successor of Tenant, and without obtaining its or their consent thereto and such action shall not relieve Tenant of liability under this Lease. Tenant shall not mortgage this Lease without Landlord’s consent, which consent may be granted or withheld in Landlord’s sole discretion. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations. Tenant shall pay to Landlord a One Thousand and 00/100 Dollar ($1,000.00) processing fee as well as expenses (including reasonable attorneys’ fees) incurred by Landlord in connection with Tenant’s request for Landlord to give its consent to any assignment, subletting, occupancy or mortgage, whether or not Landlord consents thereto.

13.2. A corporate Tenant may, with the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed, assign this Lease to its parent or subsidiary, provided the same assignee assumes, in full, the obligations of Tenant under this Lease, and such assignment shall not relieve Tenant of its obligations hereunder.

13.3. If at any time Tenant intends to assign, sublet or otherwise transfer all or part of the Premises or this Lease, then Tenant shall give written notice to Landlord (“Sublease Proposal Notice”) of the area proposed to be assigned or sublet (the “Proposed Sublet Space”) and the term for which Tenant desires to sublet the Proposed Sublet Space, the name of the proposed subtenant or assignee and such other information as Landlord shall reasonably request.

13.4. After receipt of Tenant’s Sublease Proposal Notice, Landlord shall also have the right, in its sole and absolute discretion, in addition to Landlord’s rights in Section 13.1, to elect: (a) to consent to the proposed sublease or assignment, (b) to reject the proposed sublease or assignment, (c) to sublease the Proposed Sublet Space from Tenant for the term for which Tenant has proposed to sublet such space, or (d) to terminate this Lease with respect to the Proposed Sublet Space. Landlord shall exercise such right by sending Tenant written notice within forty-five (45) days after Landlord’s receipt of the Sublease Proposal Notice. If Landlord elects to sublease the Proposed Sublet Space from Tenant, such sublease shall be at the same Basic Annual Rent and additional rent as Tenant is obligated to pay for such space under this Lease and otherwise upon the same terms and conditions as are contained in this Lease, except that Landlord shall be entitled to sub-sublet the Proposed Sublet Space without Tenant’s consent and without paying to Tenant any amount in excess of the rent and other charges payable to Tenant pursuant to its sublease with Landlord. If the Proposed Sublet Space does not constitute the entire Premises and Landlord elects to terminate this Lease with respect to the Proposed Sublet Space, then (1) Tenant shall tender the Proposed Sublet Space to Landlord on a date specified in Landlord’s notice (which date shall not be more than sixty (60) days after the date of such notice) as if such specified date had been originally set forth in this Lease as the Expiration Date of the Lease Term with respect to the Proposed Sublet Space, and (2) as to all portions of the Premises other than the Proposed Sublet Space, this Lease shall remain in full force and effect except that the Basic Annual Rent payable pursuant to ARTICLE III shall be reduced pro rata. Tenant shall pay all expenses of construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, then (1) Tenant shall tender the Premises to Landlord on a date specified in Landlord’s notice (which date shall not be more than sixty (60) days after the date of such notice), and (2) the Lease Term shall terminate on such specified date. Notwithstanding anything to the contrary in the foregoing provisions of this Section 13.4, Landlord shall not have the right to sublease the Proposed Sublet Space or to terminate this Lease with respect to the Proposed Sublet Space in the event Tenant proposes to assign this Lease to a corporation or other business entity into or with which Tenant shall be merged or consolidated, or to which substantially all of the assets of Tenant may be transferred, provided that such successor entity has assumed in writing all of the obligations and liabilities of Tenant under this Lease.

13.5. In the event Landlord does not exercise its rights to sublet the Proposed Sublet Space from Tenant or to terminate this Lease with respect thereto, Tenant shall be entitled to seek Landlord’s consent to an acceptable assignee or subtenant for the Proposed Sublet Space, for a sublease term no longer than that set forth in the Sublease Proposal Notice, such consent not to be unreasonably withheld, conditioned or delayed. Such consent or permission pursuant to Section 13.1 may be withheld if (a) the subtenant or assignee is of a character or engaged in a business which is not in keeping with the standards of Landlord for the Building, (b) Tenant is in Event of Default under this Lease, (c) the Proposed Sublet Space is not regular in shape with appropriate means of ingress and egress and suitable for normal renting purposes, (d) in the reasonable judgment of Landlord, the assignee or sublessee does not have the financial capacity or experience to undertake the obligations of this Lease or the sublease, or (e) such a sublease or assignment would violate any term or condition of any covenant or agreement of Landlord involving the Building, or any other tenant lease within the Building. In the event such assignment or sublease for the assignee or subtenant designated in Tenant’s Sublease Proposal Notice (which assignment/sublease and assignee/subtenant are acceptable to and approved by Landlord) has not been executed by Tenant and submitted to Landlord within one hundred fifty (150) days from the date of Tenant’s Sublease Proposal Notice, Tenant shall not be entitled to enter into such assignment or sublease without first submitting a new Sublease Proposal Notice to Landlord and affording Landlord an opportunity to exercise its rights as set forth in Section 13.4, including its subletting or termination rights.

13.6. If any sublease, assignment or other transfer (whether by operation of law or otherwise and whether consented to or not) provides that the subtenant, assignee or other transferee is to pay any amount in excess of the rent and other charges due under this Lease (except rent or other payments received which are attributable to the amortization of the cost of leasehold improvements made to the sublet or assigned portion of the Premises by Tenant for the subtenant or assignee, and other reasonable expenses incident to the subletting or assignment, including standard leasing commissions), then whether such excess is in the form of an increased monthly or annual rent, a lump sum payment, payment for the sale, transfer or lease of Tenant’s fixtures, leasehold improvements, furniture and other personal property, or any other form (and if the subleased or assigned space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), then Tenant shall pay to Landlord fifty percent (50%) of any such excess as additional rent upon such terms as shall be specified by Landlord and in no event later than ten (10) days after Tenant’s receipt thereof. Tenant expressly waives any right that it might have to retain such fifty percent (50%) of the excess pursuant to the provisions of section 365(f) of the Bankruptcy Code. Landlord shall have the right to inspect and audit Tenant’s books and records relating to any sublease, assignment or other transfer. Any sublease, assignment or other transfer shall be effected on a form approved by Landlord.

13.7. Any sublease or assignment shall require Tenant and Subleasee/Assignee to execute Landlord’s standard Consent to Sublease or Consent to Assignment document.

ARTICLE XIV. RIGHT OF ACCESS

14.1. Landlord, its employees and representatives shall have the right at any time during the Lease Term, upon reasonable notice (which may be verbal) except in an emergency (when no notice shall be required), to enter into and upon any and all parts of the Premises during business hours (or, in an emergency, at any hour) to (a) view, inspect, secure and clean the Premises, (b) make repairs to the Premises or Building, or introduce, replace, repair, alter or make new or change existing connections from any fixture, pipes, wires, ducts, conduits, or other construction therein, (c) remove, without being held responsible therefor, placards, signs, lettering, window or door coverings and the like not expressly consented to or (d) show the Premises to prospective tenants, purchasers or lenders; and Tenant shall not be entitled to any abatement or reduction of rent by reason thereof, nor shall such be deemed to be an actual or constructive eviction. Landlord shall have the right to use a portion of the Premises for all necessary pipes and wires leading to and from the portions of the Building not hereby leased, which will not unreasonably interfere with Tenant’s use of the Premises. Landlord may, within one hundred and twenty (120) days preceding the expiration of the Lease Term, enter the Premises to place and maintain notices for letting, free from hindrance or control of Tenant. If Tenant shall vacate the Premises during the last month of the Lease Term, Landlord shall have the unrestricted right to enter the Premises after Tenant’s moving to commence preparations for the succeeding tenant or for any other purpose whatever, without affecting Tenant’s obligation to pay rent for the full Lease Term.

ARTICLE XV. INCREASE IN LANDLORD’S FIRE INSURANCE

15.1. Tenant will not do or permit anything to be done in the Premises or the Building or bring or keep anything therein which shall in any way increase the rate of fire or other insurance for said Building, or on the property kept therein, or obstruct, or interfere with the rights of other tenants, or in any way injure or annoy them, or those having business with them, or conflict with the fire laws or regulations, or with any insurance policy upon said Building or any part thereof, or with any statutes, rules or regulations enacted or established by the appropriate governmental authority.

ARTICLE XVI. TENANT’S EQUIPMENT

16.1. Tenant will not install or operate in the Premises any electrically operated equipment or other machinery, other than typewriters, calculators, personal computers, facsimile machines and such other electrically operated office machinery and equipment normally used in modern offices, without first obtaining the prior written consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent as compensation for any excess consumption of water and/or electricity as may be occasioned by the operation of said equipment or machinery. Tenant shall not install any other equipment of any kind or nature whatsoever which will or may necessitate any changes, replacements or additions to or require the use of the water system, plumbing system, heating system, air conditioning system, ventilation system or the electrical system of the Premises without the prior written consent of Landlord. Business machines and mechanical equipment which cause noise or vibration that may be transmitted to the structure of the Building or to any space therein to such a degree as to be objectionable to Landlord or to any tenant shall be installed and maintained by Tenant, at Tenant’s expense, on vibration eliminators or other devices sufficient to eliminate such noise and vibration.

ARTICLE XVII. CONDEMNATION

17.1. If all or any portion of the Premises or occupancy thereof shall be permanently taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, “Condemnation”), and such Condemnation shall materially and adversely affect Tenant’s use of the Premises, then this Lease shall terminate on the date possession thereof is taken by such authority and rent shall be apportioned as of such date. In the event of the Condemnation of any portion of the Premises which does not materially and adversely affect Tenant’s use of the Premises, then this Lease shall continue in full force and effect as to the part of the Premises not Condemned, except that as of the date possession is taken by such authority, Tenant shall not be required to pay the Basic Annual Rent with respect to the part of the Premises Condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is Condemned, then whether or not any portion of the Premises is Condemned, Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

17.2. All awards, damages and other compensation paid by such authority on account of such Condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such awards, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Tenant may, if allowed by statute, seek such awards or damages for moving expenses, loss of profits and fixtures and other equipment installed by it which do not, under the terms of this Lease, become the property of Landlord at the termination hereof. Such awards or damages must be made by a Condemnation court or other authority and must be separate and distinct from any award to Landlord for the Land and Building and shall not diminish any award of Landlord.

ARTICLE XVIII. INSURANCE

18.1. Landlord agrees that it will keep the Building insured against loss due to fire and other property risks included in standard all risk coverage insurance policies, and covering loss of income from such property risk, or in lieu thereof, insure the Building against loss or damage as a self insurer.

18.2. Throughout the Lease Term, Tenant shall insure the contents of the Premises, including, without limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant, and the other personal property of Tenant in the Premises, against loss due to fire and other property risks included in standard all risk coverage insurance policies, in an amount equal to the replacement cost thereof and covering loss of income from such property risk. All insurance carried by Tenant hereunder shall be primary and not contributing with any insurance carried by Landlord.

18.3. Landlord and Tenant agree that all insurance policies required to be carried pursuant to Section 18.1 hereof shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Tenant, and that all insurance policies required to be carried pursuant to Section 18.2 shall either permit or contain an express waiver of any right of recovery (by subrogation or otherwise) by the insurance company against Landlord, its managing agent and any mortgagee of Landlord. Each party hereby waives any and every right or cause of action for any and all loss of, or damage to, any of its property (whether or not such loss or damage is caused by the fault or negligence of the other party or anyone for whom said other party may be responsible), which loss or damage is covered by valid and collectible fire, extended coverage, “All Risk” or similar policies, maintained by such party or required to be maintained by such party under this Lease, to the extent that such loss or damage is recovered under said insurance policies or would have been recovered if the insurance policies required hereunder had been maintained as required pursuant to this Lease. Written notice of the terms of said mutual waivers shall be given to each insurance carrier and said insurance policies shall be properly endorsed, if necessary, to prevent the invalidation of said insurance coverage’s by reason of said waivers.

18.4. Throughout the Lease Term, Tenant shall obtain and maintain commercial general liability insurance on an occurrence basis protecting against any liability occasioned by any occurrence on or about the Premises and containing contractual liability coverage and business interruption coverage. Such insurance shall be initially in minimum amounts of One Million Dollars ($1,000,000) per occurrence and Two Million Dollars ($2,000,000) general aggregate and shall be for a minimum term of one (1) year.

18.5. Tenant shall also maintain throughout the Lease Term, at Tenant’s sole cost and expense, worker’s compensation in statutory limits.

18.6. Each of said policies of insurance to be carried by Tenant hereunder shall name Landlord and Landlord’s managing agent as an additional insured, and if requested by the holder of any mortgage or deed of trust against the Building, shall also name such holder as an additional insured. Each policy shall contain an endorsement which provides that no cancellation or reduction of coverage may be made without first giving Landlord, Landlord’s managing agent and, if named as an additional insured, the holder of any mortgage or deed of trust on the Building, at least thirty (30) days prior written notice of such proposed action. All insurance policies required under this Lease shall be issued by insurance companies licensed to do business in the jurisdiction wherein the Building is located with a then current Alfred M. Best Company, Inc. general policy holder’s rating of “A” or better and a financial size category of Class XII or higher and which have been in business for the past five (5) years and which are otherwise reasonably satisfactory to Landlord. On or before the Lease Commencement Date, and thereafter not less than fifteen (15) days prior to the expiration dates of said policy or policies, Tenant shall provide copies of policies or certificates of insurance (Accord 27) evidencing the coverage’s required by this ARTICLE XVIII. The aforesaid insurance limits may be reasonably increased from time to time by Landlord.

ARTICLE XIX. FIRE OR CASUALTY

19.1. If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if (a) in Landlord’s reasonable judgment such repair and restoration cannot be completed within two hundred seventy (270) days after the occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits) or (b) twenty percent (20%) or more of the Premises is damaged and less than six (6) months would remain of the Term or any renewal thereof upon completion of the repairs, then Landlord shall have the right, at its sole option, to terminate this Lease as of the sixtieth (60th) day after such damage or destruction by giving written notice of termination to Tenant within forty-five (45) days after the occurrence of such damage or destruction.

19.2. If this Lease is terminated pursuant to Section 19.1 above, then all rent shall be apportioned (based on the portion of the Premises which is usable after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Basic Annual Rent only for the portion of the Premises that is usable while such repair and restoration are being made. Landlord shall bear the expenses of repairing and restoring the Premises and the Building; provided, however, that Landlord shall not be required to repair or restore the contents of the Premises, including without limitation, alterations, decorations, furnishings, fixtures and equipment used or installed in the Premises by or on behalf of Tenant and any other personal property of Tenant. Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the whole or any portion of the Premises or for any inconvenience or annoyance occasioned by any such damage, repair or restoration.

19.3. Notwithstanding anything herein to the contrary, Landlord shall not be obligated to restore the Premises or the Building and shall have the right to terminate this Lease if (a) the holder of any mortgage fails or refuses to make insurance proceeds available for such repair and restoration, (b) zoning or other applicable laws or regulations do not permit such repair and restoration, or (c) the cost of repairing and restoring the Building would exceed fifty percent (50%) of the replacement value of the Building, whether or not the Premises is damaged or destroyed, provided the leases of all other tenants in the Building are similarly terminated.

19.4. Notwithstanding anything herein to the contrary, all injury or damage to the Premises or the Building resulting from the fault or negligence of Tenant, it’s employees, agents, contractors or invitees shall be repaired by Tenant at Tenant’s expense and Rent shall not abate.

ARTICLE XX. DEFAULTS AND REMEDIES

20.1. Each of the following shall constitute an Event of Default: (a) Tenant’s failure to make any payment of the Basic Annual Rent, additional rent or any other sum within ten (10) days of written notice from Landlord or Landlord’s attorney of Tenant’s failure to make such payment on such payment’s due date; (b) Tenant’s failure to take possession of the Premises within thirty (30) calendar days after delivery thereof to Tenant; (c) Tenant’s violation or failure to perform or observe any other covenant or condition of this Lease for a period of thirty (30) days following Landlord’s or Landlord’s attorney’s written notice thereof to Tenant; (d) Tenant’s abandonment or vacation of the Premises; (e) an Event of Bankruptcy as specified in ARTICLE XXI with respect to Tenant, any general partner of Tenant (a “General Partner”) or any guarantor; (f) Tenant’s dissolution or liquidation; or (g) Tenant’s failure to execute documents as required in Sections 25.1 or 33.1 herein.

20.2. If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may reenter the Premises, terminate Tenant’s right of possession and take possession of the Premises. The provisions of this Section shall operate as a notice to quit, any other notice to quit or of Landlord’s intention to reenter the Premises being hereby expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under and by virtue of the laws of the jurisdiction in which the Building is located, or by such other proceedings, including reentry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant’s right of possession, then everything contained in this Lease to be done and performed by Landlord shall cease, without prejudice, however, to Landlord’s right to recover from Tenant all rent and other sums due hereunder through the Lease Expiration Date as defined in Section 2.1. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant signed by Landlord. Whether or not this Lease and/or Tenant’s right of possession is terminated, Landlord may, but shall not be obligated to, relet the Premises or any part thereof, alone or together with other premises, for such rent and upon such terms and conditions (which may include concessions, free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant’s obligations be diminished by reason of, Landlord’s failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for any Basic Annual Rent, additional rent or damages which may be due or sustained by reason of such Event of Default, and all costs, fees and expenses (including without limitation reasonable attorneys’ fees, brokerage fees, expenses incurred in placing the Premises in rentable condition and tenant finish necessitated to obtain the new tenant) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Tenant shall also be liable to Landlord for additional damages, which shall be, at Landlord’s options, either (a) or (b) below:

(a) an amount equal to the Basic Annual Rent and additional rent which would have become due during the remainder of the Lease: Term, less the amount of rent, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant’s Event of Default and continuing until the date on which the Lease Term would have expired but for Tenant’s Event of Default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord’s right to collect any such damages for any subsequent month(s) or Landlord may defer any such suit until after the Lease Expiration Date, in which event the cause of action shall be deemed not to have accrued until the Lease Expiration Date ; or

(b) an amount equal to the present value (as of the date of Landlord’s election to accelerate) of the Basic Annual Rent and additional rent which would have become due during the remainder of the Lease Term, less the rent received by Landlord under any reletting of the Premises, which damages shall be payable to Landlord in one lump sum on demand; provided that Landlord has relet the Premises which reletting may occur at any time up to the Lease Expiration Date. For purposes of this subsection (2), present value shall be competed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank of New York.

20.3. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right that Tenant would otherwise have if Tenant shall be dispossessed for any cause.

20.4. If Tenant fails to perform any covenant or observe any condition to be performed or observed by Tenant hereunder or acts in violation of any covenant or condition hereof or fails to make any payment to any third party, Landlord may, but shall not be required to on behalf of Tenant, perform such covenant and/or take such steps, including entering the Premises, as may be necessary or appropriate, in which case Landlord shall have the right to proceed immediately and all costs and expenses incurred by Landlord in so doing, including reasonable legal fees, shall be paid by Tenant to Landlord upon demand, plus interest thereon at the rate per annum equal to the greater of (a) eighteen percent (18%) per annum; provided, however such rate is not usurious or (b) the highest non-usurious rate permitted under the laws of the jurisdiction where the Building is located, from the date of expenditure(s) by Landlord, as additional rent. Landlord’s proceeding under the rights reserved to Landlord under this Section shall not in any way prejudice or waive any rights Landlord might otherwise have against Tenant by reason of Tenant’s Event of Default

20.5. Landlord’s rights and remedies set forth in this Lease are cumulative and in addition to Landlord’s other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord’s exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord’s delay or failure to exercise or enforce any of Landlord’s rights or remedies or Tenant’s obligations shall not constitute a waiver of any such rights, remedies or obligations.

ARTICLE XXI. BANKRUPTCY

21.1. The following shall be Events of Bankruptcy under this Lease: (a) Tenant, a guarantor or a General Partner becoming insolvent, as that term is defined in Title 11 of the United States Code (the “Bankruptcy Code”), or under the insolvency laws of any state (the “Insolvency Laws”); (b) appointment of a receiver or custodian for any property of Tenant, a guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, a guarantor or a General Partner; (c) filing of a voluntary petition by Tenant, a guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against Tenant, a guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (i) is not dismissed within sixty (60) days of filing, or (ii) results in the issuance of an order for relief against the debtor; or (e) Tenant, a guarantor or a General Partner making or consenting to an assignment for the benefit of creditors or a composition of creditors.

ARTICLE XXII. LANDLORD’S LIEN

22.1. Tenant grants to Landlord a lien upon and a security interest in, as security for the performance of Tenant’s obligations, Tenant’s existing or hereafter acquired personal property, inventory, furniture, fixtures, equipment and other assets which are located in the Premises or used in connection with the business to be conducted in the Premises (hereinafter collectively called “Personal Property”). Such lien shall be in addition to all rights of distraint available under applicable law. Within fifteen (15) days after Landlord’s request, Tenant shall execute, acknowledge and deliver to Landlord a financing statement and any other document submitted to Tenant evidencing or establishing such lien and security interest. During any period Tenant is in Event of Default under this Lease, Tenant shall not sell, transfer or remove from the Premises such Personal Property. Landlord may at any time after Event of Default in the payment of rent or Event of Default of other obligations, seize and take possession of any and all Personal Property belonging to Tenant which may be found in and upon the Premises. If Tenant fails to redeem the Personal Property so seized, by payment of whatever sum may be due Landlord under and by virtue of the provisions of this Lease, then and in that event, Landlord shall have the right, after twenty (20) days’ written notice to Tenant of its intention to do so, to sell such Personal Property so seized at public or private sale and upon such terms and conditions as to Landlord may appear advantageous, and after the payment of charges incident to such sale, including storage charges if any, apply the proceeds thereof to the payment of any balance due to Landlord on account of rent or other obligations of Tenant pursuant to this Lease. In the event there shall then remain in the hands of Landlord any balance realized from the sale of said Personal Property as aforesaid, the same shall be paid over to Tenant. The exercise of the foregoing remedy by Landlord shall not relieve or discharge Tenant from any deficiency owed to Landlord that Landlord has the right to enforce pursuant to any other provisions of this Lease.

ARTICLE XXIII. LEGAL FEES

23.1. If, as a result of any breach or Event of Default in the performance of any of the provisions of this Lease (whether or not such Event of Default is later cured), Landlord or Tenant uses the services of an attorney in order to secure compliance with such provisions or recover damages therefor, or to terminate this Lease or evict Tenant, or if Landlord or Tenant is required to defend itself or the terms of this Lease and Landlord or Tenant uses the services of an attorney then Tenant or Landlord shall reimburse the prevailing party upon demand for any and all attorneys’ fees and expenses so incurred by the prevailing party with such amounts being additional rent in the event Landlord is the prevailing party.

ARTICLE XXIV. DAMAGE

24.1. All injury to the Premises or the Building caused by moving the property of Tenant into, on, or out of, the Building or the Premises and all breakage done by Tenant, or the agents, servants, employees and visitors of Tenant, shall be repaired by Tenant, at the expense of Tenant. In the event that Tenant shall fail to do so, then Landlord shall have the right to make such necessary repairs, alterations and replacements (structural, nonstructural or otherwise) and any charge or cost so incurred by Landlord shall be paid by Tenant as additional rent, with the monthly installment of rent next becoming due or thereafter falling due under the terms of this Lease. This provision shall be construed as an additional remedy granted to Landlord and not in limitation of any other rights and remedies which Landlord has or may have in said circumstances.

24.2. All Personal Property of Tenant in the Premises or in the Building shall be at the sole risk of Tenant and Tenant agrees to obtain insurance for such Personal Property as provided in Section 18.2 of this Lease. Landlord shall not be liable for any accident to or damage to the Personal Property of Tenant resulting from the use or operation of elevators or of the heating, cooling, electrical or plumbing apparatus. Landlord shall not, in any event, be liable for damages to the Personal Property resulting from water, steam or other causes. Tenant hereby expressly releases Landlord from any liability incurred or claim by reason of damage to Tenant’s Personal Property.

ARTICLE XXV. SUBORDINATION

25.1. This Lease is subject and subordinate at all times to all ground or underlying leases, all mortgages and/or deeds of trust, all covenants, restrictions, casements, and encumbrances which may now or hereafter affect such leases or the real property of which the Premises form a part, and all future renewals, modifications, consolidations, replacements and extensions thereof. This clause shall be self-operative and no further instrument of subordination shall be required by any mortgagee or trustee. In confirmation of such subordination, Tenant shall promptly execute and deliver without charge any certificate or document that Landlord may request in a form which recognizes this Lease and is otherwise reasonably acceptable to Tenant within ten (10) days following Landlord’s written request. Tenant hereby constitutes and appoints Landlord as Tenant’s attorney-in-fact to execute any such certificate or certificates for and on behalf of Tenant. Provided, however, that notwithstanding the foregoing, the party secured by any such deed of trust shall have the right to recognize this Lease, and in the event of any foreclosure sale under such deed of trust, this Lease shall continue in full force and effect at the option of the party secured by such deed of trust or the purchaser under any such foreclosure sale, in which event Tenant shall attorn to such party secured by such deed of trust or purchaser as Landlord under this Lease. Upon such attornment such party secured by such deed of trust or purchaser shall not be (a) bound by any payment of rent or additional rent more than one (1) month in advance, (b) bound by any amendment of this Lease made without the consent of the holder of the deed of trust existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord; provided, however, that after succeeding to Landlord’s interest, such party secured by such deed of trust or purchaser shall perform, in accordance with the terms of this Lease, all obligations of Landlord arising after the date of acquisition of title to the Building. Tenant covenants and agrees that it will, at the written request of the party secured by any such deed of trust, execute, acknowledge and deliver any instrument that has for its purpose and effect the subordination of said deed of trust to the lien of this Lease.

25.2. At the option of any landlord under any ground or underlying lease to which this Lease is now or may hereafter become subject or subordinate, Tenant agrees that neither the cancellation nor termination of such ground or underlying lease shall by operation of law or otherwise, result in cancellation or termination of this Lease or the obligations of Tenant hereunder, and Tenant covenants and agrees to attorn to such Landlord or to any successor to Landlord’s interest in such ground or underlying lease subject to the attornment provisions set forth in Section 25.1 above. In that event, this Lease shall continue as a direct lease between Tenant herein and such landlord or its successor.

ARTICLE XXVI. TENANT HOLDOVER

26.1. This Lease shall terminate on the Lease Expiration Date pursuant to the terms of this Lease without the necessity of notice from either Landlord or Tenant. Any holding over by Tenant after the Lease Expiration Date without Landlord’s written consent as provided in Section 26.2 shall be an unlawful detainer and Tenant shall be subject to immediate eviction. During such hold over, all the terms and conditions set forth in this Lease shall apply except that Tenant shall pay to Landlord Basic Annual Rent equal to twice the Basic Annual Rent in effect during the last month of the Lease Term (“Hold Over Fee”). In addition to paying to Landlord the Hold Over Fee, if Tenant fails to surrender and vacate the Premises on the Lease Expiration Date, Tenant shall indemnify and hold Landlord harmless from and against any and all loss, liability, damages and expenses (including without limitation, attorneys’ fees, the costs of investigation and settlement of any claims) sustained or incurred by Landlord on account of or resulting from such failure, including, without limitation, claims made by any succeeding tenant of all or any part of the Premises or the loss by Landlord of the rent from any succeeding tenant of all or any part of the Premises, Landlord may simultaneously collect the Hold Over Fee and pursue any and all remedies against Tenant to regain possession of the Premises and without prejudice to Landlord’s right to recover possession, and Tenant’s payment of the Holdover Fee shall not be deemed to permit Tenant to retain possession of the Premises after the Lease Expiration Date or other termination of the Lease.

26.2. If, with the written consent of Landlord, Tenant or any party claiming by, through or under Tenant remains in possession of the Premises, or any part thereof, after the Lease Expiration Date, Landlord shall treat such holding over by Tenant as the creation of a month-to-month tenancy, subject to all the terms, covenants and conditions set forth in this Lease insofar as the same are applicable to a month-to- month tenancy, except that Tenant shall pay a Basic Annual Rent equal to twice the Basic Annual Rent in effect during the last month of the Lease Term. Tenant shall give to Landlord at least thirty (30) days prior written notice from the first day of the month of any intention to quit said Premises, and Tenant shall be entitled to the same thirty (30) days prior written notice to quit said Premises, except in the event of non-- payment of rent in advance or of any breach of any other covenant by Tenant, in which event Tenant shall not be entitled to any notice to quit, the usual thirty (30) days notice to quit being hereby expressly waived.

ARTICLE XXVII. WAIVER AND NOTICE

27.1. No waiver of any breach of any covenant, condition or agreement herein contained shall operate as a waiver of the covenant, condition or agreement itself, or of any subsequent breach thereof. No provision of this Lease shall be deemed to have been waived by Landlord unless such waiver shall be in writing signed by Landlord. If Landlord waives in writing any Event of Default, then such waiver shall not be construed as a waiver of any subsequent, similar Event of Default or of any covenant or condition set forth in this Lease except as to the specific circumstances described in such written waiver. No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installments of rent herein stipulated shall be deemed to be a payment in full of the stipulated rent nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy in this Lease provided. Landlord shall have the right to apply Tenant’s payments to any balance or arrearage Tenant has outstanding. Landlord’s re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

ARTICLE XXVIII. WAIVER OF JURY TRIAL

28.1. LANDLORD, TENANT, AND ALL GUARANTORS AND GENERAL PARTNERS OF TENANT AGREE TO AND THEY HEREBY DO WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THE PARTIES HERETO AGAINST THE OTHER ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS LEASE, THE RELATIONSHIP OF LANDLORD AND TENANT, TENANTS USE OR OCCUPANCY OF SAID PREMISES AND/OR PREMISES ANY CLAIM OF INJURY OR DAMAGE, AND/OR ANY STATUTORY REMEDY.

28.2. Tenant consents to service of process and any pleading relating to any such action at the Premises; provided, however, that nothing herein shall be construed as requiring such service at the Premises. Landlord, Tenant, all guarantors and all General Partners of Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise, to transfer any such action filed in any such court to any other court.

ARTICLE XXIX. LIMITATION OF LIABILITY OF LANDLORD

29.1. Pursuant to Article 3 of the Declaration of Trust of Washington Real Estate Investment Trust dated November 18, 1960, as amended, nothing in this Lease shall be construed in any event whatsoever to impose any personal liability upon the trustees, officers or the shareholders of the Washington Real Estate Investment Trust, as the Landlord herein, in contract, tort, or otherwise. Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to Landlord’s equity in the Building for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any Event of Default or breach by Landlord with respect to any of the terms and provisions of this Lease to be kept, observed and performed by Landlord subject, however, to the prior rights of any ground or underlying landlords or any mortgagee of all or any part of the Building or the Premises, and no other assets of Landlord shall be subject to levy, execution or other judicial process for the satisfaction of Tenant’s claim.

ARTICLE XXX. NOTICES

30.1. All notices required hereunder by either party to the other shall be sent by recognized overnight courier with receipt therefor (such as Federal Express) or by certified mail. Notices to Landlord shall be sent to Washington Real Estate Investment Trust (“WRIT”), 6110 Executive Boulevard, Suite 800, Rockville, Maryland 20852, Attention: Asset Manager. Notices to Tenant shall be sent to the Premises or: __ .Tenant hereby elects domicile at the Premises for the purpose of all notices, writs of summons, or other legal documents, or process, in any suit, action, or proceeding that Landlord may undertake under this Lease.

ARTICLE XXXI. CERTAIN RIGHTS RESERVED BY LANDLORD

31.1. Landlord hereby reserves to itself and its successors and assigns the following rights (all of which are hereby consented to by Tenant): (a) to change the street address and/or name of the Building and/or the arrangement and/or location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets, or other public parts of the Building, (b) to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such a manner as it deems best for the benefit of tenants generally, and to erect, use and maintain pipes and conduits in and through the Premises, and (c) to grant to anyone the exclusive right to conduct any particular business or undertaking in the Building. Landlord may exercise any or all of the foregoing rights without being deemed to be guilty of an eviction, actual or constructive, or a disturbance or interruption of the business of Tenant or of Tenant’s use or occupancy of the Premises.

ARTICLE XXXII. BROKER

32.1. Except as set forth herein, Landlord and Tenant each represent and warrant to one another that except as set forth herein neither of them has employed any broker, agent or finder in carrying on the negotiations relating to this Lease. Landlord shall indemnify and hold Tenant harmless, and Tenant shall indemnify and hold Landlord harmless, from and against any claim or claims for brokerage or other commissions arising from or out of any breach of the foregoing representation and warranty by the respective indemnitors.

ARTICLE XXXIII. ESTOPPEL CERTIFICATE

33.1. Tenant shall from time to time, within ten (10) days after Landlord shall have requested the same of Tenant, execute, acknowledge and deliver to Landlord a written instrument in recordable form and otherwise in such form as required by Landlord (a) certifying that this Lease is in full force and effect and has not been modified, supplemented or amended in any way (or, if there have been modifications, supplements or amendments thereto, that it is in full force and effect as modified, supplemented or amended and stating such modifications, supplements and amendments); (b) stating the rent payable and dates to which the rent and other charges hereunder have been paid by Tenant; (c) stating whether or not to the best knowledge of Tenant, Landlord is in Event of Default in the performance of any covenant, agreement or condition contained in this Lease, and if so, specifying each such Event of Default of which Tenant may have knowledge; (d) stating the Lease Commencement Date and Lease Expiration Date, including any optional renewals; and (e) stating any other fact or certifying any other condition reasonably requested by Landlord or requested by any mortgagee or prospective mortgagee or purchaser of the Building or Land or of any interest therein. In the event that Tenant shall fail to return a fully executed copy of such certificate to Landlord within the foregoing ten (10) day period, then Tenant shall be deemed to have approved and confirmed all of the terms, certifications and representations contained in such certificate, and Tenant irrevocably authorizes and appoints Landlord as its attorney-in-fact to execute such certificate on behalf of Tenant. Any such statement delivered pursuant hereto may be relied upon by any owner of the Building or the Land, any mortgagee or prospective mortgagee or purchaser of the Building, Land or any interest therein or any prospective assignee of any mortgagee.

ARTICLE XXXIV. RULES AND REGULATIONS

34.1. Tenant will:

(a) not strip, overload, damage or deface the Premises or hallways, stairways, elevators, parking facilities or other approaches thereto, of said Building, or the fixtures therein or used therewith, nor permit any hole to be made in any of the same;

(b) not suffer or permit any trade or occupation to be carried on or use made of the Premises which shall be unlawful, noisy, offensive, or injurious to any person or property, or such as to increase the danger of fire or affect or make void or voidable any insurance on said Building, or which may render any increased or extra premium payable for such insurance, or which shall be contrary to any law or ordinance, rule or regulation from time to time established by any public authority;

(c) not move any furniture or equipment into or out of the Premises except at such times as Landlord may from time to time designate;

(d) not place upon the interior or exterior of the Building or any window or any part thereof or door of the Premises any placard, sign, lettering, window covering, drapes or any other item which Landlord in its sole discretion deems unsuitable, except such and in such place and manner, as shall have been first approved in writing by Landlord;

(e) park vehicles only in the area from time to time designated by Landlord; Landlord reserves the right to determine the number of parking spaces that shall be used by Tenant;

(f) not install a television antenna or air conditioning on the roof, in the windows or upon the exterior of the Building and will only install an antenna within the Premises (including any space on the exterior of the Building, such as a balcony, patio, yard or garden area that is leased exclusively to Tenant within Tenant’s exclusive use and control, and which is not a common area or restricted access area) subject to the terms of a separate agreement to be entered into between Landlord and Tenant containing Landlord’s rules and regulations regarding antennas.

(g) use and allow to be used all plumbing within the Premises and the Building only for the purpose for which it was designed, and no foreign substance of any kind shall be thrown therein;

(h) not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind;

(i) not place additional locks or bolts of any kind on any of the doors or windows, and shall not make any change in any existing lock or locking mechanism therein, without Landlord’s prior written consent;

(j) not use the Premises for lodging or sleeping or for any immoral or illegal purpose;

(k) not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loud speaker system or other sound system without Landlord’s prior written consent and Tenant shall not construct, maintain, use or operate any such loud speaker or sound system outside of the Premises;

(l) not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building not exclusively occupied by Tenant;

(m) comply with all rules or regulations from time to time established by the appropriate insurance rating organization;

(n) comply with all rules or regulations from time to time established by Landlord for the operation and maintenance of the Building; and

(o) not manufacture any commodity therein, without the prior written consent of Landlord; and

(p) not smoke nor permit its employees, agents, customers, invitees or contractors to smoke in the Building except in the areas, if any, designated by the Landlord as smoking areas.

34.2. It is understood that employees of Landlord are prohibited as such from receiving any packages or other articles delivered to the Building for Tenant and that should any such employee receive any such packages or articles, he or she in so doing shall be the agent of Tenant and not of Landlord.

ARTICLE XXXV. FINANCIAL STATEMENTS

35.1. Tenant agrees to provide to Landlord within fourteen (14) days of Landlord’s request, the most recent audited (or certified to be true and correct by the President and Chief Financial Officer) annual financial statements of Tenant, including balance sheets, income statements, and financial notes as well as (1) the names of all Tenant’s shareholders and their ownership interests at the time thereof, provided Tenant’s shares are not publicly traded; (2) the state in which Tenant is incorporated; (3) the location of Tenant’s principal place of business; (4) information regarding a material change in the corporate structure of Tenant including without limitation, a merger or consolidation; and (5) any other information regarding Tenant’s ownership interests that Landlord reasonably requests (“Statements”). Tenant consents that Landlord may release the Statements to Landlord’s trustees, officers, employees, subsidiaries, affiliates, lenders, advisors, joint venture partners, or potential purchasers of the Building for the purposes of evaluating Tenant’s financial condition with respect to performance under the Lease or to any third party pursuant to any order of any governmental agency or court. Landlord agrees to keep the Statements confidential and not to release the Statements to third parties except as set forth herein.

ARTICLE XXXVI. RELOCATION

36.1. Landlord may, at its option during the Term hereof, relocate Tenant from the present Premises in the Building to premises of comparable or greater size with comparable or greater views, at no cost to Tenant; provided, however, Landlord shall give Tenant sixty (60) days advance written notice of its intention to relocate Tenant; and provided, further, Landlord shall pay the cost of moving Tenant to the new location, all costs of comparable build-out, the relocation of cabling and telephone service and reasonable costs for stationary and business cards. Upon the delivery of the new space (“Relocation Space”) to Tenant, the Relocation Space shall become the Premises; and Landlord shall prepare, and Tenant shall execute, an amendment to this Lease confirming the lease to Tenant of the Relocation Space. This Lease shall continue in full force and effect as to the new Relocation Space as the Premises.

ARTICLE XXXVII. QUIET ENJOYMENT

37.1. If Tenant pays all the rent herein reserved and performs and observes all of the other terms, covenants and conditions of this Lease on Tenant’s part to be performed and observed hereunder, Tenant shall, during the Term, peaceably and quietly have, hold and enjoy the Premises without molestation or hindrance by Landlord or any party claiming through or under Landlord, subject to the provisions of this Lease.

ARTICLE XXXVIII. MEDICAL WASTE

38.1. For purposes of this Lease, “Medical Waste” shall include any and all waste commonly produced by medical and surgical care facilities, including, but not limited to, blood and blood products, body parts and tissue, laboratory wastes, discarded cultures, specimens, waste products, vaccines and associated items, and used hypodermic needles, syringes, scalpel blades and similar equipment or devices and all other medical wastes listed at 42 U.S.C § 6992 (1988) and any regulations promulgated thereunder as the same may be amended from time to time (the “Medical Waste Laws”). Tenant shall be solely responsible for disposing of all Medical Waste so as to protect waste handlers and the public from exposure and such disposal shall comply with the requirements set forth in the Medical Waste Laws. Tenant’s disposal of Medical Waste and removal thereof from the Premises and the Building shall be provided by Tenant’s contractors, at Tenant’s sole cost and expense. Under no condition shall Tenant store Medical Waste in the corridors or other common areas of the Building or deposit any Medical Waste in trash receptacles serviced by the Building’s char service provided by Landlord or in the dumpster servicing the Building or in or on any other part of the Building. Tenant shall store such items, whether for pick up, delivery or disposal, in a location designated by landlord. Tenant shall, at Tenant’s sole cost and expense, comply with the requirements of any Federal or (state) law, regulation, rule, order or directive, now or hereafter in effect which regulates the disposal of Medical Waste, whether or not such obligation is thereby imposed upon Tenant or Landlord.

ARTICLE XXXIX. MISCELLANEOUS

39.1. No Representations. Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representations or promises with respect to the Premises or the Building except as herein expressly set forth, and no rights, privileges, easements or licenses are being acquired by Tenant except as herein expressly set forth.

39.2. No Partnership. Nothing contained in this Lease shall be deemed or construed to create a partnership or joint venture of or between Landlord and Tenant, or to create any other relationship between the parties hereto other than that of landlord and tenant.

39.3. Authority. Landlord and Tenant covenant each for itself that each has full right, power and authority to enter into this Lease upon the terms and conditions herein set forth. If Tenant signs as a corporation, each of the persons executing this Lease on behalf of Tenant does hereby covenant and warrant that Tenant is a duly authorized and existing corporation, qualified to do business in the state in which the Building is located, that the corporation has full right and authority to enter into this Lease, and that each and both persons signing on behalf of the corporation were authorized to do so; and that the name and address of Tenant’s resident agent in the jurisdiction where the Building is located is , . Tenant shall advise Landlord in writing if the name and address of its resident agent is changed during the Term hereof.

39.4. Additional Rent. All other costs and expenses which Tenant assumes or agrees to pay to Landlord pursuant to this Lease shall be deemed to be “additional rent” and, in the event of nonpayment thereof, Landlord shall have all the rights and remedies provided for in the case of nonpayment of rent, including assessment of interest and late fees.

39.5. Force Majeure. If Landlord is in any way delayed or prevented from performing any of its obligations under this Lease due to fire, acts of God, governmental act or failure to act, strike, labor dispute, inability to procure materials or any other cause beyond Landlord’s reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention.

39.6. No Recording. This Lease shall not be recorded in any office legally established for the purpose of giving public notice of real estate records and any attempt to do so may be treated by Landlord as an Event of Default under this Lease. In the event Tenant does record this Lease or any memorandum thereof, Tenant, by such act, irrevocably constitutes and appoints Landlord as its special attorney-in-fact to execute any and all documents required to remove the Lease or any memorandum thereof from the public records.

39.7. Governing Law. This Lease is governed under the laws of the jurisdiction in which the Building is located.

39.8. Captions. Section headings are used for convenience and shall not be considered when construing this Lease.

39.9. Severability. If any term or provision of this Lease or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those to which it is invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforceable to the fullest extent permitted by law.

39.10. Tenant Liability. If two or more individuals, corporations, partnerships or other persons (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other persons to pay the rent and perform all other obligations hereundcr shall be deemed to be joint and several.

39.11. Time is of the Essence. Time is of the essence with respect to each and every provision of this Lease.

39.12. Entire Agreement. This Lease contains the entire agreement of the parties in regard to the Premises and this Lease and no representations, inducements or agreements, oral or otherwise, between the parties not contained in this Lease shall be of any force or effect. This Lease may not be amended, modified or changed in whole or in part in any manner other than by an agreement in writing duly signed by both parties hereto.

39.13. Benefit and Burden. The provisions of this Lease shall be binding upon, and shall inure to the benefit of, the parties hereto and each of their respective heirs, executors, administrators, successors, and assigns. Landlord may freely assign its interest hereunder.

39.14. Gender and Number. Feminine or neuter pronouns shall be substituted for those of the masculine form, and the plural shall be substituted for the singular number, in any place or places herein in which the context may require such substitution or substitutions. Landlord herein for convenience has been referred to in the neuter form.

39.15. Survival. Tenant’s liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

39.16. Submission of Lease. The submission of this Lease for examination does not constitute a reservation of or an option for lease, and the same shall not be effective as a lease or otherwise until execution and delivery by both Landlord and Tenant.

39.17. Should any provision of this Lease require judicial interpretation, it is agreed that the court interpreting or considering same shall not apply the presumption that the terms hereof shall be more strictly construed against a party by reason of the rule or conclusion that a document should be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties hereto have participated in the preparation of this Lease and that legal counsel was consulted by each party hereto (or opportunity for such legal consultation afforded to each party) before the execution of this Lease.

39.18. Tenant agrees to pay to Landlord upon execution of this Lease One Hundred Sixteen Thousand Eight Hundred Twenty-One and 25/100 Dollars ($116,821.25). This payment represents Tenant’s cost of tenant improvements.

IN WITNESS WHEREOF, Landlord and Tenant have caused this Lease to be executed under seal by a duly authorized officer, intending to be legally bound hereby, as of the day and year first above written. The covenants of Tenant are joint and several obligations of each party signing as Tenant, and, when the parties signing as Tenant are partners, shall be the obligation of the firm and of the individual members thereof.

Witness/Attest:	TENANT: THORIUM POWER, INC.
By: (Seal)
(Signature Here)
Name: Seth ______
Title: President

Social Security Number: ###-##-####

Federal Tax Identification Number: 13-3705-341

Witness/Attest:	LANDLORD: WASINGTON REAL ESTATE INVESTMENT TRUST
By: (Seal)
(Signature Here)
Name: Edmund B. Cronin, Jr.
Title: President

Exhibit B:

Tenant Improvements Specifications

A.
Landlord shall perform the following building improvements to the Premises at Landlord’s sole cost and expense in a workman-like manner and in accordance with applicable building codes and as shown on the attached Exhibit A - Floor Plan (“Floor Plan”):

1.     Demolition of walls, ceiling, counters, cabinets and sink as required to provide the layout, as shown on the attached Floor Plan. Patch and repair all exposed surfaces as required due to demolition work and in preparation for application of new finishes as specified. New fire sprinkler installations to be exposed up flow type sprinkler heads.

2.     Provide walls to be taped, blocked, and sanded, 1/2” gypsum wallboard on both sides of 2 1/2” metal studs, from floor up to 8’-2” A.F.F. on all interior walls except for the Bathroom walls, as shown on the attached Floor Plan. Demising partitions go up to the structure. Tenant separation walls go up to the underside of the structure & have a 1 hr. fire rating.

3.     Provide walls to be taped, blocked, and sanded, 1/2” gypsum wallboard on both sides of 2 1/2” metal studs with 1 1/2” thermafiber sound attenuation blankets, from floor up to the underside of the structure, for the Bathroom as shown on the attached Floor Plan.

4.     Provide gypsum wallboard ceiling, painted at 8’-2” A.F.F. in Bathroom and Shower, Closet and Kitchen. All other ceilings to remain exposed to underside of deck above.

5.     Provide & install ‘Erase-Rite’ low gloss dry marker surface from 4” A.F.F. to 8’-2” A.F.F. on gypsum board walls as shown on the Floor Plan. Provide & install aluminum marker trays @ 36” A.F.F - length of ‘Erase-Rite’ marker surface. Marker surface and marker trays by Walltalkers, 3875 Embassy Parkway, Fairlawn, OH, 44333 - (330) 668-7703.

6.     Existing 3’-0” x 7’-0” red oak suite entrance door, solid core wood veneer, corridor side stained with Minwax - Fruitwood, from the corridor, Tenant side painted high-gloss white as shown on the Floor Plan. With #9453 06 A 605 mortised lockset - “E” keyway cylinder lever hardware, 605 Bright Brass finish for the exterior of the suite and 625 Bright Chrome for the interior of the suite by Schlage. Door closer will be 625 Bright Chrome finished. Door is to be hung in a painted metal frame to remain. Provide and electric strike for door.

7.     Provide eight (8) new 3’-0” x 8’-0” solid core paint grade interior doors, with Athens - D Series, 625 Bright Chrome finish Cylindrical entrance/office lever hardware locksets by Schlage. Door is to be hung in a painted metal frame.

8.       Provide one (1) new 3’-0” x 8’-0” solid core paint grade interior door, with Athens - D Series, 625 Bright Chrome finish Cylindrical bathroom/privacy lever hardware set by Schlage. Door is to be hung in a painted metal frame.

9.     Provide one (1) new 7’-2” x 8’-0” oversized sliding solid core paint grade interior wood door. Door is to be hung on exposed track.

10.    Provide and install floor mounted doorstop w/ hook for all the interior doors of the suite. Doorstop mode’s #446 & #450, BHMA625 Bright Chrome finish by Ives.

11.    Provide and install 2” x 4” (approximate) aluminum or steel frame and 1/2” thick tempered safety glass walls in painted metal frame @ 6” A.F.F. to 8’-2” A.F.F. for all walls separating Reception, Waiting and Corridor from Conference, Office 1, Office 2 and Office 3 as shown on the Floor Plan. Glass to be set in white or clear neoprene gaskets. Metal and glass walls to have horizontal mullions to provide three equal bands of glass. See Floor Plan for proposed mullion-spacing.

12.    Provide two (2) colors of Shaw Market Street ‘Copper Hill’, 30-oz. cut pile on new 40 oz. hair and jute padding (Diplomatic 40) throughout suite unless otherwise noted. Carpet colors to be 50% ‘Sage Leaves’ - #04311 and 50% ‘Adobe Sand’ - #04710, alternating in three foot wide stripes, running east/west throughout the suite.

13.    Provide 4” high vinyl cove base throughout with corner moldings - #CB12 ‘White’ by Nafco/Azrock/Domco.

14.    Provide polished Thassos Marble on floors and walls of the entire Bathroom. Marble on wall to be from floor to 8’-2” A.F.F. Provide lead pan and Thassos marble curb (ADA compliant)_ or shower stall w/ chromed poles at the shower stall and between the shower and toilet areas for the Bathroom as shown on the Floor Plan. Tenant will provide shower curtain to be installed by Landlord

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Spec No.: 2187-02 Date: 07-17-2001

15.    Provide two coats of paint by Duron throughout the premises. #5820W - Acrylic Vinyl Flat latex paint for all ceiling - Ceiling, pipes, ducts, chases, etc... - Ceiling to be left exposed to underside of the structure. #5820W - Glossy paint for all window & glass frames. #5980 V - Eggshell paint for all gypsum wallboards. #5990W - Glossy paint for all doors. __paint fan coil units with high-gloss light grey - color spec to be provided by Tenant.

16.    Provide & install building standard mini-line blinds with baked enamel finish for all exterior windows within the; Tenant’s suite.

17.      Provide & install roll-down shades - Series 3000 ‘Spanish Grey’ by Sol-R-Control Shadecloths from DFB Sales, Inc. - (718) 729-8310 for all exterior windows.

18.    At the location shown on the Floor Plan, provide a two compartment stainless steel sink - #LMR-3322 by Elkay with LK2433 faucet and handspray and hot and cold water in a 7’-0” long plastic; laminate countertop with base cabinets below and 36” high wall cabinets above. Cabinets will be “Rutland II” (white) by WOODWARD. Plastic laminate will be ‘Mouse’ - #928-58 by Formica w/ 1½” flat aluminum edging & 4” flat aluminum back splash. Provide space below for a 24” compact-type refrigerator. Provide the following appliances by GE - color white: Microwave - model #JEM31WA, Garbage Disposal - model #GFC720F, Dishwasher - model #GSM2130FWW. Provide a 24” wide under-counter refrigerator w/ icemaker -Sterling series - model #61RF, stainless steel finish by Marvel or equal. Provide a duplex receptacle for the refrigerator, one for the microwave, and a ground-fault circuit-interrupt duplex receptacle at counter-height for the coffee maker.

19.    Provide & install a 13’..5” +/- linear feet L shape plastic laminate countertop w/ bracing @ every 4’-0” - top of counter @ 34” A.F.F & three (3) 12” deep melamine shelves on adjustable standard and brackets. Plastic laminate will be ‘Mouse’ - #928- 58 by Formica w/1½” flat aluminum edging & 4” flat aluminum backsplash.

20.    Provide barrier free wall hung lavatory ‘Lucerne’, model #0356.041 w/ single hole chrome faucet ‘Ceramix” - model #2000.110.002, and barrier free ‘Cadet II 17” H Elongated toilet’#221 6.170 by American Standard for the Bathroom as shown on the Floor Plan.

21.    Provide and install a 36” grab bar for behind the toilet and a 42” grab bar for the side of the toilet in the Bathroom as shown on the Floor Plan. Models # B-6106.99 x 36 & #B-6106.99 x 42 satin finish by Bobrick.

22.    Provide and install 6-jet chrome, model # S-2252-AF-BP showerhead w/ thermostatic valve by Speakman Anystream for the Bathroom’s shower as shown on the Floor Plan.

23.    Landlord will install Tenant provided toilet accessories - grab bars, toilet paper holder, soap/shampoo holder, towel bar, & mirror.

24.    Provide one (I) fire extinguisher by Ambassador for under the Kitchen cabinet sink.

25.    Provide the following electrical and/or mechanical in the suite, if existing, then to remain, or provide new to make up the difference as follows:

a.  Provide & install receptacles as shown on the attached Electrical Floor Plan. No outlets, or tenant telephone and computer receptacles will be permitted on building exterior window walls. New outlet covers are to have stainless steel finish.

b.  One (1) single pole light switch for each interior room. New switch cover plates are to have stainless steel finish.

c.  Provide & install low-voltage track and transformers on 18” stem, color - white by Halo in each room within the suite as shown on the attached Reflected Ceiling Plan. Provide allowance for 60 (sixty) gimble-ring type light fixtures, model # TH234 round - H type from Electric Lighting & Electric - 1-800-830-9203 or equal.

d.  Provide & install down lights for the Bathroom, Kitchen, & Closet as shown on the Reflected Ceiling Plan.

e.  Exit lights and emergency lights - edge-lit semi recessed wall and ceiling mounted w/ battery packs by McPhilpen or equal as required by code, tied to a generator.

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Spec No.: 2187-02 Date: 07-17-2001

f.  Rework existing HVAC ductwork as required in each room or area so that there is a minimum of 1 supply and 1 return in each typical room and provide fire dampers if required by code. Ductwork to remain exposed.

g.  Provide louvered grills at openings to return air plenum in corridor walls, above the corridor ceiling. Louvered grills to be painted to match adjacent wall surfaces.

h.  Landlord will cooperate with the Tenant’s telephone and computer companies with its installation of Tenant’s lines, jacks and equipment.

i.         Any new sprinkler installation should be done using recessed heads.

j.   Tenant will confirm the Landlord will all of the locations for all of the above mentioned new item a. and b.

B.
Except as otherwise set forth in Paragraph A above, Tenant, at its own cost, will be responsible for all other additional improvements to the Premises including, but not limited to ceiling, wall, floor and window coverings, lighting, fixtures, and other equipment.

C.
Tenant shall furnish the Landlord its electric and telephone locations as well as all other selections required by the Tenant (i.e. paint, carpet, cove base) no later than five (5) days after execution of this Lease. Any delay to the improvements to be performed by the Landlord outlined in this Exhibit B for any reason caused by Tenant shall be considered a “Tenant Delay” such as: 1) Delays in time caused as a direct result of modifications to the floor plan and/or specifications as described in this Exhibit B. 2) Additional items required above and beyond the scope of Exhibit A or B for the Premises after lease execution. 3) Failure to make selections in a timely manner. 4) Delays caused by the Tenant’s architect, contractor or other consultants. 5) Tenant’s failure to grant Landlord or its agents or contractors timely access to the Premises. 6) Any other delay or stoppage of construction requested or caused by Tenant. In the event of any such Tenant Delay, the Lease Commencement Date shall be the date of delivery of the Premises, minus the total number of days of any Tenant Delay. A deadline delivery date by the Landlord, if one is specified in the Lease, shall be extended by the total number of days of any such Tenant Delay.

Signed by:
Tenant:	Landlord:
W R I T
Company Name
Signature	Edmund B. Cronin, President and CEO

Seth G____, President
Name, Title

August 2, 2001
Date

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Spec No.: 2187-02 Date: 07-17-2001

EXHIBIT C

MEMORANDUM OF LEASE COMMENCEMENT DATE

Pursuant to that certain Lease, (hereinafter, the Lease) entered into between Washington Real Estate Investment Trust, as Landlord, (hereinafter Landlord) and Thorium Power Inc., as Tenant (hereinafter Tenant), dated August 14, 2001, related to that certain space (defined in the Lease as the Demised Premises) in that certain Building located at 1901 Pennsylvania Avenue, Suites 202 and 204, NW Washington, D.C. 20006, Landlord and Tenant hereby agree that for all purposes under the Lease, all work has been substantially completed in accordance with the Lease and the Lease Commencement Date is December 4th, 2001 and the Rent Commencement Date and Lease Expiration Date shall be as defined in the Lease.

IN WITNESS THEREOF, Landlord and Tenant have executed this MEMORANDUM OF LEASE COMMENCEMENT DATE this 4th day of December, 2001.

WITNESS:	LANDLORD:
By:
Title: BRIAN J. FITZGERALD
MANAGING DIRECTOR - LEASING

WITNESS:	TENANT:

By:
Title: Vice President